UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reportedly): April 16, 2007


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

         Florida                            0-11102               59-1564329
     (State or Other               (Commission File Number)    (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrant's telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events


     On April 12, 2007 the Company. issued a press release announcing sales for the quarter ended March 31, 2007 and providing additional information. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.


 Item 9.01  Financial Statements and Exhibits

       (c )  Exhibits-
         99.1 Press Release dated April 12,  2007






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 16, 2007
                                        Ocean Bio-Chem, Inc.


                                        /s/ Peter G. Dornau
                                        Peter G. Dornau
                                        Chairman of the Board and
                                        Chief Executive Officer

                                                                         Exhibit

Ocean Bio-Chem, Inc.
4041 SW 47th
Fort Lauderdale, FL 33314                                           NEWS RELEASE
(954) 587-6280                                               NASDAQ Symbol: OBCI




                              For Immediate Release

     OCEAN  BIO-CHEM,  INC.  REPORTS  1ST  QUARTER  2007  SALES  RESULTS

     Fort Lauderdale, Florida April 12, 2007. Ocean Bio-Chem, Inc. (OBCI) reported today that gross sales for the 1st quarter 2007 were approximately $4,420,000, compared to $4,789,000 for the 1st quarter of 2006, a decrease of $ 369,000 or 7.7%. To date, the Company has followed the policy to not release sales or operational results until they have been either audited or reviewed by our Independent Auditors. With this release we are modifying such policy to give guidance on these matters on quarterly basis, when the data is available and material.

     Ocean Bio-Chem President and CEO Peter Dornau commented, "Sales for the 1st quarter were adversely affected by the bad weather in the north and north-east regions of the United States. The bad weather contributed to a delay of the start of the boating season and the use of our products. This resulted in gross sales decreasing to our largest marine customer by approximately 23% or $421,000. This decrease was partially offset by an increase in gross sales to a mass merchandiser by 93% or $152,000. All other customers combined accounted for a sales decrease of $100,000."

     Peter Dornau continued "As we look forward, I am optimistic for the 2nd quarter and beyond. We anticipate a stronger 2nd quarter compared to our 1st quarter, 2007 as the weather improves around the country for boating. In addition, during the 1st quarter, we initiated a TV consumer advertising campaign on Ship Shape TV, targeting boating enthusiasts, explaining the benefits of StarTron, and the retail outlets where it can be purchased. We also set up a Web site exclusively for StarTron products. You can visit the Web site at www.startron.com. We are hopeful that as the boating season progresses, the advertising will translate into increased sales of StarTron. We are scheduled to release our 1st quarter earning report in the next few weeks, where I will comment further on our financial performance for the quarter." About Ocean Bio-Chem Ocean Bio-Chem, Inc. manufactures and markets a full line of maintenance and care products for boats, recreational vehicles, automobiles, motorcycles and aircraft. Products are sold under the Starbrite name. The Company trades publicly under NASDAQ SmallCap Ticker Symbol: OBCI. The Company's web sites are: www.oceanbiochem.com.,www.starbrite.com and www.startron.com.

For additional information contact:
Peter Dornau  954 587-6280              or:            Jeff Barocas 954 587-6280
President and CEO, Ocean Bio-Chem, Inc.                Chief Financial Officer,
                                                            Ocean Bio-Chem, Inc.

     NOTE: The foregoing is news relating to Ocean Bio-Chem, Inc. (OBCI or "the Company") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management, including without limitation the Company's other subsidiaries, are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the Company's 10-K and other documents filed with the United States Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by GeoMarketing, the Company or its subsidiaries and is meant purely for informational purposes.

     When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management, including without limitation the Company's other subsidiaries, are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the Company's 10-K and other documents filed with the United States Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company or its subsidiaries and is meant purely for informational purposes.